Exhibit 99.1

Liberty Broadband Corporation Announces Proposed Private Offering of Exchangeable Senior Debentures

ENGLEWOOD, Colo. – (BUSINESS WIRE) – February 21, 2023 – Liberty Broadband Corporation (“Liberty Broadband”) (NASDAQ: LBRDA, LBRDK, LBRDP) announced today that it intends to offer $1,100 million aggregate original principal amount of exchangeable senior debentures due 2053 (the “Debentures”), exchangeable for Charter Communications, Inc. (“Charter”) Class A common stock, in a private offering (or up to $1,265 million aggregate original principal amount of Debentures if the initial purchasers for the offering exercise in full their option to purchase additional Debentures).  The Debentures will be exchangeable at the option of holders during specified periods.  Upon an exchange of Debentures, Liberty Broadband, at its option, may deliver shares of Charter Class A common stock or the value thereof in cash or any combination of shares of Charter Class A common stock and cash.

Liberty Broadband intends to use the net proceeds of the offering, together with existing cash on hand and/or borrowings under the margin loan agreement of Liberty Broadband’s indirect, wholly-owned special purpose entity, to repurchase any and all of the outstanding 1.75% Exchangeable Senior Debentures due 2046 of Grizzly Merger Sub 1, LLC, Liberty Broadband’s wholly owned subsidiary, Liberty Broadband’s outstanding 2.75% Exchangeable Senior Debentures due 2050 and its 1.25% Exchangeable Senior Debentures due 2050, and for general corporate purposes.

The offering of the Debentures will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Debentures will be offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Debentures nor shall there be any sale of Debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the intended launch of a private offering of Debentures and the use of proceeds therefrom.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions.  These forward-looking statements speak only as of the date of this press release, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty Broadband, including its most recent Annual Report on Form 10-K, for risks and uncertainties related to Liberty Broadband which may affect the statements made in this press release.

About Liberty Broadband

Liberty Broadband Corporation (NASDAQ: LBRDA, LBRDK, LBRDP) operates and owns interests in a broad range of communications businesses. Liberty Broadband’s principal assets consist of its interest in Charter Communications and its subsidiary GCI. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services over the past 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

Liberty Broadband Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Broadband Corporation